Synacor Reports Fourth Quarter and Fiscal 2012 Results

•	Quarterly revenue of $32.2 million, an increase of 11% year-over-year

•	Annual revenue of $122.0 million, an increase of 34% year-over-year

•	Quarterly adjusted EBITDA of $3.5 million vs. $2.7 million in prior year

•	Annual adjusted EBITDA of $11.6 million vs. $7.6 million in prior year

BUFFALO, N.Y., Feb. 20, 2013 (GLOBE NEWSWIRE) - Synacor, Inc. (NASDAQ: SYNC), leading provider of next-gen startpages, TV Everywhere solutions, and cloud-based Identity Management (IDM) services across multiple devices for cable, satellite, telecom and consumer electronics companies, today announced its financial results for the fourth quarter and fiscal year 2012.

“We are proud of Synacor's achievements and growth in 2012, as we experienced record numbers of search queries, advertising impressions, and unique visitors. This engagement produced record revenue and adjusted EBITDA for the year,” said Synacor CEO Ron Frankel. “Our success was also evident from our many accomplishments in 2012 including our initial public offering, the acquisition of Carbyn, the launch of Cloud ID and Social Login, and major customer wins. We are very proud of our employees, customers and partners. While we remain passionate about our long-term opportunities, we expect 2013 to be transitional.”
Q4 2012 Financial Results
Revenue: For the fourth quarter of 2012, total revenue was $32.2 million, an 11% increase over $28.9 million in the fourth quarter of 2011. Search and display advertising revenue was $27.1 million, a 13% increase compared to $24.0 million in the fourth quarter of 2011. Subscription-based revenue was $5.1 million, a 4% increase compared to $4.9 million in the fourth quarter of 2011.
Net Income: For the fourth quarter of 2012, net income was $0.8 million. This compared to $7.7 million in the fourth quarter of 2011, which included a $6.1 million income tax benefit for the reduction of our deferred tax asset valuation allowance. Diluted earnings per share, or EPS, was $0.03. Net income includes stock-based compensation expense of $0.5 million, or $0.02 per share, in the fourth quarter of 2012, as compared to $0.3 million, or $0.01 per share, in the fourth quarter of 2011. The diluted EPS calculation for the fourth quarter of 2012 is based on 28.6 million weighted average fully diluted common shares outstanding. The diluted EPS calculation for the fourth quarter of 2011 was based on 23.0 million shares.
Adjusted EBITDA: For the fourth quarter of 2012, adjusted EBITDA, which excludes stock-based compensation expense, was $3.5 million, or 11% of revenue, compared to $2.7 million, or 9% of revenue, in the fourth quarter of 2011.
Key Business Metrics: For the fourth quarter of 2012, Synacor averaged 20.3 million unique visitors per month, an increase of 8% from 18.7 million unique visitors in the fourth quarter of 2011. Search queries were 225 million for the fourth quarter of 2012, a decrease of 8% from 245 million in the fourth quarter of 2011. Advertising impressions grew 41% to 11.7 billion, compared to 8.3 billion in the fourth quarter of 2011.
Cash: For the fourth quarter of 2012, Synacor generated $4.8 million in cash from operating activities, compared to $4.7 million in the fourth quarter of 2011.
Fiscal 2012 Financial Results
Revenue: For fiscal 2012, total revenue was $122.0 million, a 34% increase over $91.1 million in fiscal 2011. Search and display advertising revenue was $101.6 million, a 41% increase compared to $72.1 million in fiscal 2011. Subscription-based revenue was $20.4 million, an 8% increase compared to $19.0 million in fiscal 2011.
Net Income: For fiscal 2012, net income was $3.8 million. This compared to $9.9 million in fiscal 2011, which included a $6.1 million income tax benefit for the reduction of our deferred tax asset valuation allowance. Diluted earnings per share, or EPS, was $0.14. Net income includes stock-based compensation expense of $2.0 million, or $0.07 per share, in fiscal 2012, as compared to $0.9 million, or $0.04 per share, in fiscal 2011. The diluted EPS calculation for fiscal 2012 is based on 28.1 million weighted average fully diluted common shares outstanding. The diluted EPS calculation for fiscal 2011 was based on 22.0 million shares.
Adjusted EBITDA: For fiscal 2012, adjusted EBITDA, which excludes stock-based compensation expense, was $11.6 million, or 10% of revenue, compared to $7.6 million, or 8% of revenue, in fiscal 2011.

Key Business Metrics: For fiscal 2012, Synacor averaged 20.4 million unique visitors per month, an increase of 40% from 14.6 million unique visitors in fiscal 2011. Search queries were 968 million for the year, an increase of 29% from 749 million in fiscal 2011. Advertising impressions grew 52% to 42.2 billion, compared to 27.7 billion in fiscal 2011.
Cash: For fiscal 2012, Synacor generated $14.7 million in cash from operating activities, compared to $8.7 million in fiscal 2011. The company ended the year with $41.9 million in cash and cash equivalents, compared to $10.9 million at the end of the prior year.
“In 2012, Synacor achieved record financial performance in revenue and adjusted EBITDA,” said Synacor CFO Bill Stuart. “In 2013, Synacor will continue to build upon the foundation we have established--investing in our products, employees, customers and partners, as we position Synacor for the long-term.”
Business Outlook
Based on information available as of February 20, 2013, the company is providing financial guidance for the first quarter and fiscal 2013 as follows:

•
Q1 2013 Guidance: Revenue for the first quarter of 2013 is projected to be in the range of $28.5 million to $29.5 million. For the first quarter of 2013, the company expects to report adjusted EBITDA of $1.6 million to $2.0 million.

•
Fiscal 2013 Guidance: We are forecasting based on our existing customers' activity. Growth may develop as we sign and launch new customers and new products and services. With this in mind, we expect to report revenue of $122.0 to $126.0 million and adjusted EBITDA of $11.6 to $12.6 million for 2013. We believe that we have potential for upside, subject to the performance and timing of the recently announced and future customer wins as well as other strategic initiatives we are currently developing.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the fourth quarter and fiscal 2012 financial results with the investment community. The live webcast of Synacor's earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 94113666, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor's website through March 6, 2013. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 94113666.
About Synacor
Synacor's white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. Synacor (Nasdaq:SYNC), is headquartered in Buffalo, NY. For more information, visit synacor.com. Integrate. Authenticate. Engage.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).
We report adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.
Safe Harbor Statement
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor's expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor's strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions.  If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.
The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; expectations regarding consumer taste and user adoption of applications and solutions; general economic conditions; expectations regarding the company's ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and display advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.
Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled "Risk Factors" in the company's most recent Form 10-Q filed with the SEC on November 14, 2012. These documents are available on the SEC Filings section of the Investor Information section of the company's website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of February 20, 2013, and Synacor undertakes no duty to update this information.
Contacts
Investor Contact:
Denise Garcia, SVP
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
mroth@synacor.com
646-380-5141

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of December 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$10,925	$41,944
Accounts receivable, net	14,336	15,624
Deferred income taxes	3,534	1,999
Prepaid expenses and other current assets	1,811	1,831
Total current assets	30,606	61,398
Property and equipment, net	8,301	11,043
Deferred income taxes, non-current	2,549	2,527
Other long-term assets	1,926	543
Goodwill	—	819
Total Assets	$43,382	$76,330
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,498	$14,204
Accrued expenses and other current liabilities	5,492	7,328
Current portion of bank financing	250	—
Current portion of capital lease obligations	1,593	2,127
Total current liabilities	19,833	23,659
Long-term portion of capital lease obligation	2,098	1,712
Other long-term liabilities	71	148
Total Liabilities	22,002	25,519

Stockholders’ Equity:
Common stock	31	275
Preferred stock	28,432	—
Treasury stock	(569)	(569)
Additional paid-in capital	45,639	99,449
Accumulated other comprehensive income	—	(6)
Accumulated deficit	(52,153)	(48,338)
Total stockholders’ equity	21,380	50,811
Total liabilities and stockholders’ equity	$43,382	$76,330

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2012	2011	2012
Revenue	$28,945	$32,178	$91,060	$121,981
Costs and operating expenses:
Cost of revenue (1)	15,789	17,188	48,661	66,620
Research and development (1)(2)	5,958	6,974	20,228	25,603
Sales and marketing (2)	2,771	2,344	8,582	9,120
General and administrative (1)(2)	1,992	2,627	6,879	11,011
Depreciation	717	1,083	2,667	3,779
Total costs and operating expenses	27,227	30,216	87,017	116,133
Income from operations	1,718	1,962	4,043	5,848
Other income (expense)	1	(6)	(17)	1
Interest expense	(45)	(62)	(109)	(270)
Income before income taxes	1,674	1,894	3,917	5,579
(Benefit) provision for income taxes	(6,070)	1,104	(6,015)	1,764
Net income	7,744	790	9,932	3,815
Undistributed earnings allocated to preferred stockholders	6,692	—	8,583	—
Net income attributable to common stockholders	$1,052	$790	$1,349	$3,815
Net income per share attributable to common stockholders:
Basic	$0.35	$0.03	$0.59	$0.16
Diluted	$0.34	$0.03	$0.45	$0.14
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	2,978,515	27,132,303	2,303,443	24,411,194
Diluted	23,049,556	28,611,056	21,974,403	28,097,313
Notes:

(1)	Exclusive of depreciation shown separately.

(2)	Includes stock-based compensation as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2011	2012	2011	2012
Research and development	$90	$150	$295	$523
Sales and marketing	62	112	203	404
General and administrative	128	234	422	1,072
	$280	$496	$920	$1,999

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve months ended December 31,
	2011	2012
Cash Flows from Operating Activities:
Net income	$9,932	$3,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,667	3,779
Stock-based compensation expense	920	1,999
Loss on disposal of property and equipment	11	35
Benefit from deferred income taxes	(6,083)	1,557
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	(4,682)	(1,288)
Prepaid expenses and other current assets	(45)	253
Other long-term assets	164	380
Accounts payable	4,120	2,335
Accrued expenses and other current liabilities	1,709	1,715
Other long-term liabilities	(35)	77
Net cash provided by operating activities	8,678	14,657
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,848)	(4,269)
Cash paid for business acquisition	—	(600)
Net cash used in investing activities	(1,848)	(4,869)
Cash Flows from Financing Activities:
Proceeds from sale/leaseback	794	—
Repayment on bank financing	(500)	(250)
Repayments on capital lease obligations	(1,719)	(2,336)
Proceeds from exercise of common stock options	372	1,212
Proceeds from initial public offering	—	25,364
Initial public offering costs	(264)	(2,753)
Net cash (used in) provided by financing activities	(1,317)	21,237
Effect of exchange rate changes on cash and cash equivalents	—	(6)
Net (Decrease) Increase in Cash and Cash Equivalents	5,513	31,019
Cash and Cash Equivalents at beginning of period	5,412	10,925
Cash and Cash Equivalents at end of period	$10,925	$41,944

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands except share and per share data)
(Unaudited)
The following table presents a reconciliation of net income to adjusted EBITDA for each of the periods indicated:

	Three months ended December 31,		Twelve months ended December 31,
	2011	2012	2011	2012
Reconciliation of Adjusted EBITDA:
Net income	$7,744	$790	$9,932	$3,815
Provision (benefit) for income taxes	(6,070)	1,104	(6,015)	1,764
Interest expense	45	62	109	270
Other (income) expense	(1)	6	17	(1)
Depreciation	717	1,083	2,667	3,779
Stock-based compensation	280	496	920	1,999
Adjusted EBITDA	$2,715	$3,541	$7,630	$11,626

Synacor, Inc.
Key Business Metrics
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2012	2011	2012
Key Business Metrics:
Unique Visitors (1)	18,726,975	20,297,897	14,619,254	20,440,169
Search Queries (2)	245,100,528	225,339,761	748,576,869	968,233,560
Advertising Impressions (3)	8,287,683,124	11,712,643,988	27,749,105,979	42,170,186,571
Notes:

(1)	Reflects the number of unique visitors to our customers' websites computed on an average monthly basis during the applicable period, as measured by comScore.

(2)	Reflects the total number of search queries during the applicable period, as reported by Google.

(3)	Reflects the total number of advertising impressions during the applicable period, as reported by DoubleClick and other partners.